As filed with the Securities and Exchange Commission on May 5, 2017

Registration No. 333-217547

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GPM Petroleum LP

(Exact name of registrant as specified in its charter)

Delaware	5172	47-3590088
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227

(804) 887-1980

(Address, including zip code, and telephone number, Including area code, of registrant’s principal executive offices)

Arie Kotler

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227

(804) 887-1980

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David P. Oelman Gillian A. Hobson Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222	Joshua Davidson Andrew J. Ericksen Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-217547) is filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 1 does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below are the expenses (other than underwriting discounts) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the FINRA filing fee and the exchange listing fee the amounts set forth below are estimates.

SEC registration fee		$11,590
FINRA filing fee		15,500
Printing and engraving expenses		*
Fees and expenses of legal counsel		*
Accounting fees and expenses		*
NYSE listing fee		*
Miscellaneous		*

Total	$	*

*	To be filed by amendment.

ITEM 14.	INDEMNIFICATION OF OFFICERS AND MEMBERS OF OUR BOARD OF DIRECTORS.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. The section of the prospectus entitled “The Partnership Agreement—Indemnification” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference.

Our general partner has purchased insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the general partner or any of its direct or indirect subsidiaries.

We and our general partner will enter into indemnification agreements (each, an “Indemnification Agreement”) with each of the general partner’s officers and directors (each, an “Indemnitee”). Each Indemnification Agreement provides that our general partner will indemnify and hold harmless each Indemnitee from and against all expense, liability and loss (including attorney’s fees, judgments, fines or penalties and amounts to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with or by reason of serving in their capacity as officers and directors of our general partner (or of any subsidiary of our general partner) or in any capacity at the request of our general partner or its board of directors to the fullest extent permitted by applicable law, including Section 18-108 of the Delaware Limited Liability Company Act in effect on the date of the agreement or as such laws may be amended to provide more advantageous rights to the Indemnitee. The Indemnification Agreement also provides that we and our general partner must advance payment of certain expenses to the Indemnitee, including fees of counsel, in advance of final disposition of any proceeding subject to receipt of an undertaking from the Indemnitee to repay amounts advanced if it is ultimately determined that the Indemnitee is not entitled to indemnification.

The underwriting agreement to be entered into in connection with the sale of the securities offered pursuant to this registration statement, the form of which will be filed as an exhibit to this registration statement, provides for indemnification of GPM and our general partner, their officers and directors, and any person who controls GPM and our general partner, including indemnification for liabilities under the Securities Act.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

On March 27, 2015, in connection with the formation of GPM Petroleum LP we issued (i) a 0.0% non-economic general partner interest in us to GPM Petroleum GP, LLC and (ii) a 100.0% limited partner interest in us to GPM Investments, LLC for $1,000. The issuance was exempt from registration under Section 4(2) of the Securities Act.

On January 12, 2016, in connection with the Formation Transactions, we issued 9,943,695 Class B Preferred Units to GPM Investments, LLC and 2,141,305 Class B Preferred Units to WOC Southeast Holding Corp., a subsidiary of GPM Investments, LLC. The issuance was exempt from registration under Section 4(2) of the Securities Act.

On January 12, 2016, in connection with the completion of the private placement with the SteelPath Funds, we issued 2,000,000 Class A Preferred Units to Oppenheimer Steelpath MLP Select 50 Fund and 1,500,000 Class A Preferred Units to Oppenheimer Steelpath MLP Income Fund. The issuance was exempt from registration under Section 4(2) of the Securities Act.

On March 1, 2016 and March 8, 2016, in connection with the Fuel USA Acquisition, we issued an aggregate 843,750 Class AQ Units to Fuel USA, LLC. The issuance was exempt from registration under Section 4(2) of the Securities Act.

On November 15, 2016, in connection with the Admiral Acquisition, we issued 2,047,500 Class B Preferred Units to Admiral Petroleum Company, a wholly-owned subsidiary of GPM. The issuance was exempt from registration under Section 4(2) of the Securities Act.

On April 4, 2017, in connection with the Roadrunner Acquisition, we issued 1,575,000 Class B Preferred Units to Mountain Empire Oil Company, a wholly-owned subsidiary of GPM. The issuance was exempt from registration under Section 4(2) of the Securities Act.

There have been no other sales of unregistered securities within the past three years.

ITEM 16.	EXHIBITS.

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description

*1.1	Form of Underwriting Agreement

**3.1	Certificate of Limited Partnership of GPM Petroleum LP

**3.2	Second Amended and Restated Agreement of Limited Partnership of GPM Petroleum LP

**3.3	Form of Third Amended and Restated Agreement of Limited Partnership of GPM Petroleum LP (included as Appendix A in the prospectus included in this Registration Statement)

**4.1	Registration Rights Agreement dated as of January 12, 2016, by and among GPM Petroleum LP and the purchasers named therein

*4.2	Form of Registration Rights Agreement

*5.1	Form of Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

*8.1	Form of Opinion of Vinson & Elkins L.L.P. relating to tax matters

**10.1	Contribution Agreement dated as of January 12, 2016, by and among GPM Petroleum LP, GPM Investments, LLC, GPM2, LLC, GPM3, LLC, GPM Southeast, LLC, GPM Petroleum GP, LLC, GPM Petroleum, LLC, WOC Southeast Holding Corp., Village Pantry, LLC and Colonial Pantry Holdings, LLC

*10.2	Form of GPM Petroleum LP 2017 Long-Term Incentive Plan

*10.3	Form of Amended and Restated Omnibus Agreement

*10.4	Credit Agreement dated as of January 12, 2016, among GPM Petroleum LP, as the Borrower, the Guarantors, KeyBank National Association, as Administrative Agent, Capital One, National Association, as Syndication Agent, Santander Bank, N.A., as Documentation Agent, and the Lenders from time to time party thereto

**10.5	Purchase Agreement, dated as of January 11, 2016, by and among GPM Investments, LLC, WOC Southeast Holding Corp., GPM Petroleum GP, LLC, GPM Petroleum LP, and the purchasers named therein

*10.6	Form of Amended and Restated GPM Distribution Agreement

*10.7	Form of Indemnification Agreement

10.8	Branded Distributor Marketing Agreement (Multi-Brand) by and between Valero Marketing and Supply Company and GPM Investments, LLC, dated January 1, 2012 (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment request filed with the Securities and Exchange Commission)

10.9	Amendment to Branded Distributor Marketing Agreement (Multi-Brand) by and between Valero Marketing and Supply Company and GPM Investments, LLC, dated January 1, 2012 (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment request filed with the Securities and Exchange Commission)

Exhibit Number	Description

10.10	First Amendment to Amendment to Branded Distributor Marketing Agreement (Multi-Brand) by and between Valero Marketing and Supply Company and GPM Investments, LLC, dated October 1, 2012 (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment request filed with the Securities and Exchange Commission)

10.11	Second Amendment to Amended and Restated Branded Distributor Marketing Agreement (Multi-Brand) by and between Valero Marketing and Supply Company and GPM Investments, LLC, dated April 1, 2016

*10.12	PNC Term Loan and Security Agreement

*10.13	Form of GPM Petroleum LP 2017 Long-Term Incentive Plan Phantom Unit Agreement (Employee)

*10.14	Form of GPM Petroleum LP 2017 Long-Term Incentive Plan Phantom Unit Agreement (Director)

*21.1	List of Subsidiaries of GPM Petroleum LP

**23.1	Consent of Grant Thornton LLP

**23.2	Consent of Grant Thornton LLP

*23.3	Consent of Director Nominee—Paul P. Huffard

*23.4	Consent of Director Nominee—Carl M. Stanton

*23.5	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

*23.6	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

**24.1	Powers of Attorney (contained on page II-6)

*	To be filed by amendment
**	Previously filed.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant undertakes to send to each common unitholder, at least on an annual basis, a detailed statement of any transactions with GPM Petroleum GP, LLC or its subsidiaries, and of fees, commissions, compensation and other benefits paid, or accrued to GPM Petroleum GP, LLC or its subsidiaries for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on May 5, 2017.

GPM Petroleum LP

By:	GPM Petroleum GP, LLC

By:	/s/ Arie Kotler
Arie Kotler Chairman, Chief Executive Officer and President

GPM Petroleum LP

By:	GPM Petroleum GP, LLC

By:	/s/ Don Bassell
Don Bassell Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Arie Kotler Arie Kotler	Chairman, Chief Executive Officer and President (Principal Executive Officer and Director)	May 5, 2017

/s/ Don Bassell Don Bassell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2017

* Eyal Nuchamovitz	Executive Vice President and Director (Director)	May 5, 2017

* Bradley E. Scher	Director	May 5, 2017

* Robert Coble	Director	May 5, 2017

By:	/s/ Arie Kotler
Arie Kotler
Attorney-in-Fact

Exhibit Number	Description

*1.1	Form of Underwriting Agreement

**3.1	Certificate of Limited Partnership of GPM Petroleum LP

**3.2	Second Amended and Restated Agreement of Limited Partnership of GPM Petroleum LP

**3.3	Form of Third Amended and Restated Agreement of Limited Partnership of GPM Petroleum LP (included as Appendix A in the prospectus included in this Registration Statement)

**4.1	Registration Rights Agreement dated as of January 12, 2016, by and among GPM Petroleum LP and the purchasers named therein

*4.2	Form of Registration Rights Agreement

*5.1	Form of Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

*8.1	Form of Opinion of Vinson & Elkins L.L.P. relating to tax matters

**10.1	Contribution Agreement dated as of January 12, 2016, by and among GPM Petroleum LP, GPM Investments, LLC, GPM2, LLC, GPM3, LLC, GPM Southeast, LLC, GPM Petroleum GP, LLC, GPM Petroleum, LLC, WOC Southeast Holding Corp., Village Pantry, LLC and Colonial Pantry Holdings, LLC

*10.2	Form of GPM Petroleum LP 2017 Long-Term Incentive Plan

*10.3	Form of Amended and Restated Omnibus Agreement

*10.4	Credit Agreement dated as of January 12, 2016, among GPM Petroleum LP, as the Borrower, the Guarantors, KeyBank National Association, as Administrative Agent, Capital One, National Association, as Syndication Agent, Santander Bank, N.A., as Documentation Agent, and the Lenders from time to time party thereto

**10.5	Purchase Agreement, dated as of January 11, 2016, by and among GPM Investments, LLC, WOC Southeast Holding Corp., GPM Petroleum GP, LLC, GPM Petroleum LP, and the purchasers named therein

*10.6	Form of Amended and Restated GPM Distribution Agreement

*10.7	Form of Indemnification Agreement

10.8	Branded Distributor Marketing Agreement (Multi-Brand) by and between Valero Marketing and Supply Company and GPM Investments, LLC, dated January 1, 2012 (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment request filed with the Securities and Exchange Commission)

10.9	Amendment to Branded Distributor Marketing Agreement (Multi-Brand) by and between Valero Marketing and Supply Company and GPM Investments, LLC, dated January 1, 2012 (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment request filed with the Securities and Exchange Commission)

10.10	First Amendment to Amendment to Branded Distributor Marketing Agreement (Multi-Brand) by and between Valero Marketing and Supply Company and GPM Investments, LLC, dated October 1, 2012 (Asterisks located within the exhibit denote information which has been deleted pursuant to a confidential treatment request filed with the Securities and Exchange Commission)

Exhibit Number	Description

10.11	Second Amendment to Amended and Restated Branded Distributor Marketing Agreement (Multi-Brand) by and between Valero Marketing and Supply Company and GPM Investments, LLC, dated April 1, 2016

*10.12	PNC Term Loan and Security Agreement

*10.13	Form of GPM Petroleum LP 2017 Long-Term Incentive Plan Phantom Unit Agreement (Employee)

*10.14	Form of GPM Petroleum LP 2017 Long-Term Incentive Plan Phantom Unit Agreement (Director)

*21.1	List of Subsidiaries of GPM Petroleum LP

**23.1	Consent of Grant Thornton LLP

**23.2	Consent of Grant Thornton LLP

*23.3	Consent of Director Nominee—Paul P. Huffard

*23.4	Consent of Director Nominee—Carl M. Stanton

*23.5	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

*23.6	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

**24.1	Powers of Attorney (contained on page II-6)

*	To be filed by amendment
**	Previously filed.